                                 SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the registrant  [X]

Filed by a party other than the registrant  [_]

Check the appropriate box:

[_]  Preliminary proxy statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  OCAL, INC.
                                  ----------
               (Name of Registrant as Specified in Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                              [LOGO OF OCAL, INC.]
                                   OCAL, INC.
                              14538 KESWICK STREET
                           VAN NUYS, CALIFORNIA 91405

                                                                  March 31, 1997

Dear Fellow Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Ocal, Inc., to be held at 10:00 a.m. on Friday, April 25, 1997, at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406.

  At the meeting, we will vote on the proposals described in the accompanying Notice and Proxy Statement. We will also report to you on the operations of the Company. You will have the opportunity to ask questions about the Company that may be of general interest to stockholders.

  The enclosed proxy statement contains important information concerning the Directors to be elected at the Annual Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend our Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

  The other members of the Board of Directors and I look forward to seeing you at the meeting.

                                       Sincerely,

                                       /s/ Ilan Bender
                                       Ilan Bender
                                       Chairman of the Board,
                                       President and Chief Executive Officer

 PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU INTEND TO
                       BE PRESENT AT THE ANNUAL MEETING.

                             [LOGO OF OCAL, INC.]
                                  OCAL, INC.
                             14538 KESWICK STREET
                          VAN NUYS, CALIFORNIA 91405
                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1997

TO THE STOCKHOLDERS OF OCAL, INC.:

  The 1997 Annual Meeting of Stockholders of Ocal, Inc., a Delaware corporation (the "Company"), will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, April 25, 1997, at 10:00 a.m., local time, for the following purposes:

    1. To elect a board of six Directors for the Company to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

    2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 1997; and

    3. To consider and transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof (the "Annual Meeting").

  Only stockholders of record on the books of the Company as of the close of business on March 3, 1997 will be entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, 14538 Keswick Street, Van Nuys, California 91405, for ten days prior to the Annual Meeting.

              PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

  It is important that your shares be represented at the Annual Meeting. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF ADDRESSED, POSTAGE PREPAID ENVELOPE. If you later find that you can be present or desire to revoke your proxy for any reason, you may do so at any time before the voting at the Annual Meeting.

                                          By Order of the Board of Directors
                                           of the Company

                                          /s/ Lida R. Frankel
                                          Lida R. Frankel
                                          Secretary

March 31, 1997
Van Nuys, California

                             [LOGO OF OCAL, INC.]
                                  OCAL, INC.
                             14538 KESWICK STREET
                          VAN NUYS, CALIFORNIA 91405

                          PROXY STATEMENT RELATING TO

                        ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 25, 1997

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Ocal, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406, on Friday, April 25, 1997, beginning at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting. The stockholders of the Company will consider (i) the election of six Directors for the Company who would serve for the coming year, (ii) the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditor for the year ending December 31, 1997, and (iii) any other business that properly comes before the Annual Meeting.

                               ----------------

  This Proxy Statement is dated March 31, 1997 and, together with the form of proxy, shall first be mailed to the Company's stockholders on or about April 3, 1997.

                           VOTING RIGHTS AND PROXIES

RECORD DATE; OUTSTANDING SECURITIES

  Only common stockholders of record on the books of the Company as of the close of business on March 3, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, the Company had 5,780,000 shares of common stock (the "Common Stock") issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter to be voted on.

QUORUM

  The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or represented by proxy (including abstentions and broker non-votes), constitute a quorum for the transaction of business at the Annual Meeting.

PROXIES AND SOLICITATION OF PROXIES

  Your proxy may be revoked by you at any time prior to its use by (i) filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by valid proxies will be voted at the Annual Meeting in accordance with the specifications on such proxies. If no specifications are given by the stockholder executing the proxy card, valid proxies will be voted to elect the persons nominated for election to the Board of Directors of the Company listed on the proxy card, to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 1997, and in the discretion of the appointed proxy holders upon such other matters as may properly come before the Annual Meeting. The Company is not aware of any other matters to be considered at the Annual Meeting.

  Proxies may be solicited by mail, personal interview, telephone and telecopy by Directors, officers and employees of the Company on a part-time basis and for no additional compensation. The entire cost of soliciting proxies under this Proxy Statement will be borne by the Company and will include amounts paid in reimbursement to banks, brokerage firms and others for their expenses in forwarding soliciting material.

  If you have any questions or need further assistance in voting your shares, please call Lida Frankel of the Company at (818) 782-0711.

                             ELECTION OF DIRECTORS
                          (ITEM NO. 1 ON PROXY CARD)

  At the Company's Annual Meeting, common stockholders will be asked to vote on the election of six Directors who will constitute the full Board of Directors of the Company (the "Board"). The six nominees receiving the highest number of votes from holders of shares of the Common Stock of the Company represented and voting at the Annual Meeting will be elected to the Board of Directors of the Company. Unless a nominee other than the nominees listed below is properly nominated, abstentions and broker non-votes will not have an effect on the election of the nominees listed below. Each Director so elected will hold office until the next annual meeting and until his successor is elected and qualified.

GENERAL

  Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a Director, in the event any nominee declines or is unable to serve as a Director, the proxies will be voted by the proxy holders as directed by the Board of Directors.

  Except as described in this Proxy Statement, there are no family relationships between any Director, nominee or executive officer and any other Director, nominee or executive officer of the Company, nor are there are any arrangements or understandings between any Director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a Director and/or executive officer of the Company.

INFORMATION REGARDING THE NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY

  The following is a list of and certain biographical information for the persons nominated by the Board of Directors of the Company for election as Directors of the Company. All of the nominees are currently Directors of the Company. Directors' ages are as of March 1, 1997.

  MR. ILAN BENDER, 60, is the founder of the Company and has served as its Chairman of the Board, Chief Executive Officer and President since its formation in 1965.

  MR. RONALD COSTA, 65, has served as a Director of the Company since June of 1996. Since 1995, he has held the position of Chief Executive Officer of Financial Data Communications. From 1990 until 1995, he was President of U-Corp., Incorporated.

  MR. CARLOS R. ESPINOSA, 31, joined the Company as an employee in 1981 and became Vice President of Research and Development in 1992. He has most recently served as a Director since his appointment in June of 1996, and also served as a Director from 1990 through October of 1995. Carlos R. Espinosa is the son of Carlos V. Espinosa.

  MR. CARLOS V. ESPINOSA, 55, joined the Company in 1971. He became the plant manager in 1973 and has served as the Company's Vice President of Manufacturing and a Director since 1976. Carlos V. Espinosa is the father of Carlos R. Espinosa.

  MR. WILLIAM T. GROSS, 67, has served as a Director of the Company since June of 1996. Since 1991, he has served as Director of Cade Industries, and during that time he has also been an independent business consultant.

  MR. MICHAEL R. PEEVEY, 59, has served as a Director of the Company since March of 1996. Since 1995, he has been President of New Energy Ventures. From 1993 to 1995, Mr. Peevey served as a business consultant. From October 1990 until he retired in 1993, Mr. Peevey was President of Southern California Edison and SCE Corporation. Mr. Peevey also serves on the Board of Directors for Dames & Moore, Inc., Electro Rent Corporation and Amerigon Incorporated.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

                  CERTAIN INFORMATION CONCERNING THE BOARD OF
                         DIRECTORS AND ITS COMMITTEES

  There are currently three committees of the Board. These committees meet both formally and informally and the members of the Committees speak frequently with each other. The Audit Committee, formed on June 12, 1996, currently consists of Messrs. Gross (its Chairman), Bender, and Costa. The Audit Committee recommends to the Board for its approval a certified public accounting firm to conduct the Company's annual audit. The Audit Committee will also (i) confer from time to time with the Company's certified public accountants regarding their audit work and the details thereof, (ii) review management letters of the Company's certified public accounting firm, (iii) meet and consult with the Company's executive and financial officers to discuss accounting policies, internal controls and procedures and implement recommendations of the Board relating to financial matters, and (iv) provide assistance and recommendations to the Board with respect to the general financial needs, policies and practices of the Company. The Audit Committee had no formal meeting in 1996.

  The Stock Option Committee, formed on June 12, 1996, currently consists of Messrs. Gross (its Chairman) and Peevey. The Stock Option Committee administers the Ocal, Inc. 1995 Stock Option Plan (the "Stock Option Plan"). Subject to the terms of the Stock Option Plan, the Stock Option Committee has the authority to determine the persons to whom options may be granted, the exercise price and number of shares subject to each option, the character of the grant, the time or times at which all or a portion of each option may be exercised, and certain other provisions of each option. The Stock Option Committee had no formal meeting in 1996.

  The Compensation Committee, formed immediately after the Company's initial public offering ("IPO") on March 18, 1996, currently consists of Messrs. Peevey (its Chairman), Bender, and Costa. The Compensation Committee has full power and authority to (i) consider and approve all matters with respect to executive officer and employee compensation, (ii) make recommendations to the Board with respect to the annual salaries and other compensation of the officers of the Company, and (iii) provide assistance and recommendations to the Board with respect to the compensation policies and practices of the Company. The Compensation Committee had one formal meeting in 1996.

  New committees may be added, existing committees may be disbanded, and the composition of any committee may be modified at any time in the discretion of the Board.

  During 1996, the Board of Directors held three regularly scheduled and special meetings and acted by unanimous written consent on four occasions. Except for Mr. Carlos R. Espinosa, who attended less than 75% of the meetings since his appointment as a Director, each incumbent Director attended 100% of
(i) the formal meetings of the Board of Directors, and (ii) the total number of formal meetings of the committees on which he served.

  The members of the Board of Directors who are employed by the Company receive no separate remuneration for acting as Directors of the Company. Effective upon the Company's IPO on March 18, 1996, the Board implemented a policy pursuant to which all Directors who are not employees of the Company will be paid $2,000 for each Board meeting attended. Directors will not be compensated for attendance at committee meetings. The Board has the authority to revise this fee structure in its discretion. All Directors are entitled to receive reimbursement for expenses incurred in connection with service on the Board or Board committees. In addition, all Directors are eligible to participate in, and (other than Mr. Bender, Mr. Carlos R. Espinosa, and
Mr. Carlos V. Espinosa) have received option grants under, the Stock Option Plan described below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to the formation of the Compensation Committee on March 18, 1996, the Company did not have a Compensation Committee. Mr. Bender made all compensation determinations for himself and the other executive officers during 1995. Compensation determinations for salaries to be paid to executive officers during 1996 were made by the unanimous approval of the Company's Board of Directors prior to the formation of the Compensation Committee. Immediately following the IPO, the Compensation Committee was established and made all determinations with respect to bonuses paid to the Company's employees and executive officers during 1996.

  Mr. Bender, who is a member of the Compensation Committee, is the Company's President and Chief Executive Officer and had relationships with the Company which are disclosed under the caption "Certain Relationships and Related Transactions".

                       EXECUTIVE OFFICERS OF THE COMPANY

  Each of the executive officers of the Company holds office at the pleasure of the Board of Directors. The current executive officers of the Company are as follows:

   NAME                  POSITION
   ----                  --------
   Ilan Bender           Chairman of the Board, President and Chief Executive Officer
   Carlos V. Espinosa    Vice President of Manufacturing
   Carlos R. Espinosa    Vice President of Research and Development
   Raymond S. Mackewicz  Vice President of Marketing and Sales
   Lida R. Frankel       Chief Financial Officer

  Background information for Mr. Bender, Mr. Carlos V. Espinosa, and Mr. Carlos R. Espinosa is provided above.

  MR. RAYMOND S. MACKEWICZ, 48, joined the Company in March 1993 as its Vice President of Marketing. He was the Southern Regional Sales Manager for Robroy Industries, Inc., the primary competitor of the Company, from April 1988 to March 1993. From 1983 to 1987 he was a Specifications Manager for Texas and Oklahoma at Burrus & Matthews (Houston, Texas), which is an electrical sales agency. From 1981 to 1983, Mr. Mackewicz was a Regional Manager of Materials for General Electric Supply Company, an electric supply distribution company.

  MS. LIDA R. FRANKEL, 36, joined the Company in August 1996 as its Chief Financial Officer. She was Director of Finance for Whittaker Corporation from 1995 until August of 1996. From 1994 until 1995, she was Controller of Metric Products, Inc. From 1991 until 1994, she was employed by ALTIUM, a wholly-owned subsidiary of IBM Corporation, where she served in various positions including Director of Finance and Controller. During 1990, Ms. Frankel was Corporate Accounting Manager for Micropolis Corporation. From 1983 to 1989, Ms. Frankel worked for the accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche). Ms. Frankel is a Certified Public Accountant.

                            EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth the compensation earned by the Company's President and each of the other executive officers of the Company whose annual salaries and bonuses exceeded $100,000 in total during the year ended December 31, 1996 (collectively, the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries for that fiscal year:

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION
                              ----------------------------------
NAME AND PRINCIPAL                                OTHER ANNUAL      ALL OTHER
POSITION                 YEAR SALARY(1) BONUS(2) COMPENSATION(3) COMPENSATION(4)
------------------       ---- --------- -------- --------------- ---------------
Ilan Bender
 Chairman, President and
  CEO                    1996 $150,000   $  --     $4,324,000        $27,354
Carlos V. Espinosa
 Vice President of
  Manufacturing          1996  130,000   32,500    $  253,000
Carlos R. Espinosa
 Vice President of
  Research and
  Development            1996  110,000   17,000    $   23,000
Raymond S. Mackewicz
 Vice President of
  Marketing and Sales    1996  110,000   10,000

--------
(1) Amount represents cash compensation earned and received by executive officers.

(2) Amount represents cash bonuses earned and received by executive officers.

(3) Amount represents distribution of estimated S corporation earnings, immediately prior to IPO. Ilan Bender was paid $1,504,000 in cash and $2,820,000 in notes payable; Carlos V. Espinosa was paid $88,000 in cash and $165,000 in notes payable; and Carlos R. Espinosa was paid $8,000 in cash and $15,000 in notes payable. See "Certain Relationships and Related Transactions".

(4) Amount represents life insurance premiums paid on behalf of Mr. Bender.

1995 STOCK OPTION PLAN

  In August 1995, the Board of Directors adopted, and the stockholders of the Company approved, the Stock Option Plan. The Stock Option Plan provides for the award of incentive stock options to employees and the award of non-qualified stock options to employees, independent contractors, directors and consultants. The Company has reserved 400,000 shares of Common Stock under the Stock Option Plan. Stock options under the Stock Option Plan are granted at prices not less than the fair market value on the date of the grant.

  Each non-employee Director was initially granted, on the date he became a Director, options to purchase 25,000 shares of Common Stock. The options become exercisable over three years and shall have a term of ten years from the grant date. All such options have an exercise price not less than the per share fair market value on the date of grant.

  The Stock Option Plan is administered by the Stock Option Committee, which has authority, subject to the terms of the Stock Option Plan, to determine the individuals to whom options may be granted, the exercise price and number of shares subject to each option, the character of the grant, the time or times at which all or a portion of each option may be exercised, and certain other provisions of each option.

  The purchase price of Common Stock upon exercise of incentive stock options must not be less than the fair market value of the Common Stock at the date of the grant or, in the case of incentive stock options issued to holders of more than 10% of the outstanding Common Stock, 110% of the fair market value. The maximum term of incentive stock options is ten years, or five years in the case of 10% stockholders. The aggregate fair market value, on the date of the grant, of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Options are exercisable over a period of time in accordance with the terms of option agreements entered into at the time of grant. Options granted under the Stock Option Plan are generally nontransferable by the optionee during the period of the optionee's employment or service with the Company or within a specified period following the termination of employment or service.

  As of March 15, 1997, the Company had granted options to purchase an aggregate of 95,000 shares, net of cancellations, at a weighted average exercise price of $5.36 per share. Of these 95,000 shares, 75,000 shares are subject to options held by Directors and 12,000 shares are subject to options held by executive officers of the Company. As of March 15, 1997, no options had been exercised, so no shares had been purchased. Options granted through March 15, 1997 to employees other than executive officers (covering an aggregate of 8,000 shares, net of cancellations) pursuant to the Stock Option Plan vest ratably each year over a three-year period commencing on the grant date.

  The Board of Directors may terminate, suspend or, subject to certain restrictions, amend the Plan at any time.

INDEMNIFICATION AGREEMENTS

  The Company's Certificate of Incorporation limits the liability of its directors and officers. As permitted by the General Corporation Law of the State of Delaware, directors and officers will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability:
(i) for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware (relating to unlawful payment of dividends or unlawful stock purchase or redemption); or (iv) for any transaction from which such director or officer derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

  The Company's Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by Delaware law. In addition, the Company has entered into indemnity agreements with each of its directors and officers. The Company believes that these agreements and its Certificate of Incorporation and Bylaw provisions regarding indemnification of directors and officers are necessary to attract and retain qualified persons as directors and officers. See "Certain Relationships and Related Transactions".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee, composed of a majority of outside directors, is responsible for making recommendations to the Board regarding annual salaries and other compensation of the officers of the Company and providing assistance and recommendations with respect to the compensation policies and practices of the Company. The current members of the Committee are Messrs. Bender, Costa, and Peevey.

  The goals of the Compensation Committee are to align executive officer compensation with the Company's business performance and objectives, as well as to enable the Company to attract, retain and reward well-qualified executives, which the Compensation Committee believes are crucial to the Company's long-term success. In support of these goals, the Committee's general approach towards executive compensation is to pay cash salaries commensurate with the executives' experience and expertise and, where relevant, competitive with the salaries paid to executives in the electrical industry in which the Company competes.

  In addition, the Compensation Committee may authorize the payment of discretionary bonuses based upon an assessment of each executive's contributions to the Company. While the Committee believes that, in general, discretionary bonuses should be related to Company and executive performance, specific performance criteria have not been established.

  The Compensation Committee believes that stock ownership by key executives provides a valuable incentive for such executives and helps align executives' and stockholders' interests. To facilitate these objectives, the Company adopted the Stock Option Plan, pursuant to which the Company may grant stock options to executives (as well as other employees and Directors) to purchase up to 400,000 shares of Common Stock. The options become exercisable over a defined period of employment with the Company in order to encourage continued employment with the Company. The Compensation Committee makes recommendations to the Stock Option Committee, which administers the Plan, regarding option grants to the Company's executive officers. The Compensation Committee anticipates considering the granting of additional options to executives under the Stock Option Plan in the near future.

  Ilan Bender is the founder of the Company and has been the Company's chief executive officer since its inception in 1965. Prior to the establishment of the Compensation Committee in March 1996, the Board of Directors set Mr. Bender's 1996 salary at the amount of $150,000, and he was not eligible for, nor did he receive, a cash bonus in 1996. In determining Mr. Bender's future level of compensation, the Compensation Committee in the future will evaluate Company and individual performance, compensation paid to the Company's other executive officers and total compensation (including salary, bonus and equity compensation) paid to chief executive officers of comparable companies. Mr. Bender will not participate in Compensation Committee deliberations or recommendations relating to his compensation.

March 31, 1997                            COMPENSATION COMMITTEE

                                          Michael R. Peevey (Chairman)
                                          Ilan Bender
                                          Ronald Costa

PERFORMANCE GRAPH

  Set forth below is a comparison of the percentage change in total shareholder return of the Company's Common Stock and the returns for the NASDAQ National Market System and the NASDAQ Non-Financial Stocks Index. The total shareholder return calculation is for the period commencing on March 18, 1996 (the date of the Company's initial public offering of Common Stock) and includes the reinvestment of dividends.

           COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG THE COMPANY,
                NASDAQ NON-FINANCIAL STOCKS INDEX & THE NASDAQ
                        NATIONAL MARKET SYSTEM INDEX**


                         MARCH 18, 1996 DECEMBER 31, 1996
                         -------------- -----------------
   Company                   100.00           70.00
   NASDAQ                    100.00          117.52
   NASDAQ Non-Financial      100.00          115.68

* ASSUMES $100 INVESTED ON MARCH 18, 1996 IN COMMON STOCK OF THE COMPANY, NASDAQ NATIONAL MARKET SYSTEM INDEX, AND NASDAQ NON-FINANCIAL STOCKS INDEX

**  TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

The above graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On March 18, 1996, all of the outstanding capital stock of OCAL, Incorporated ("Ocal Alabama"), Occidental Coating Company ("Occidental"), Ocal Data Company ("Ocal Data"), and Ocal Transport Co. ("Ocal Transport") was acquired by the Company through capital contributions by the respective stockholders in exchange for an aggregate of 3,250,000 shares of the Company's common stock (the "Reorganization"). Of the 3,250,000 shares issued, 3,212,599 were issued to executive officers and/or directors of the Company as follows:
Ilan Bender (3,068,479), Carlos V. Espinosa (132,109), and Carlos R. Espinosa (12,011).

  As part of this Reorganization, Ocal Alabama declared a $4,600,000 distribution to its former stockholders, Messrs. Bender, Carlos V. Espinosa, and Carlos R. Espinosa, which represented estimated undistributed
S corporation retained earnings. The distribution was paid as follows:

    (i)  $1,600,000 was paid in cash on March 25, 1996; and

    (ii) $3,000,000 in notes payable were issued, bearing interest at the rate of 6.5% per annum, $1,500,000 of which are payable on September 18, 1997 and $1,500,000 of which are payable on March 18, 1999.

  The amount of undistributed S corporation retained earnings as of March 18, 1996 was finalized as $4,900,000 after Ocal Alabama's income tax return for the period from January 1, 1996 through March 18, 1996 was completed. The additional $300,000 of distribution payable was paid in February 1997.

  At December 31, 1995, there were outstanding loans and advances to the Company made by Ilan Bender and persons affiliated with Mr. Bender, bearing interest at 6.5% per annum. During 1995, Occidental loaned $1,609,572 to Mr. Bender so that he could purchase a $2,000,000 certificate of deposit which was used as a personal guarantee to secure the Company's revolving bank line of credit. During March of 1996, in conjunction with the Reorganization, Mr. Bender repaid the principal amount of $1,609,572 plus other outstanding loans and advances and accrued interest of $35,000.

  In the past, Mr. Bender made loans to Ocal Data which had an outstanding principal amount of $377,000 at December 31, 1995. Ocal Data had made a prior loan to an affiliated entity of Mr. Bender, with an outstanding principal balance of $120,000 at December 31, 1995. Upon the Reorganization, the amount owed by Ocal Data to Mr. Bender was offset by the amount owed by his affiliated entity to Ocal Data, and the remaining $257,000 principal amount owed by Ocal Data will be repaid to Mr. Bender on March 18, 1999.

  Interest expense recognized by the Company related to the notes payable and loans to Ocal Alabama and Ocal Data amounted to $170,000 in 1996.

  Mr. Bender has personally guaranteed the payment of the Company's lease obligations for its Mobile, Alabama manufacturing plant pursuant to a Personal Guaranty, dated June 22, 1988, in favor of ADDSCO Industries, Inc.

  The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each Director and executive officer of the Company (the "Indemnitees"). The Indemnity Agreements provide that the Company will indemnify each Indemnitee, to the fullest extent authorized or permitted by law against payment of and liability for any and all expenses actually and reasonably incurred by the Indemnitee, including, but not limited to, judgments, fines, settlements and charges, costs, expenses of investigation and expenses of defense of legal actions, suits, or proceedings payable by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in connection with the defense or settlement of such proceedings, provided it is determined that the Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company (and shall be paid by the Company in advance of the final disposition thereof at the written request of the Indemnitee if the Indemnitee undertakes to repay the Company for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he is not entitled to indemnification under the Indemnity Agreement) unless the Company, independent legal counsel or the stockholders of the Company determine that: (i) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the Indemnitee intentionally breached his duty to the Company or its stockholders.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth as of March 1, 1997 information as to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock (for whom addresses are also provided), (ii) each of the Company's Directors, (iii) each Named Officer, and (iv) all executive officers and Directors of the Company as a group. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individual or entity identified or described and is not within the direct knowledge of the Company.

                                                            SHARES      PERCENT
                                                         BENEFICIALLY      OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)           OWNED       CLASS(2)
          ---------------------------------------        ------------   --------
   Ilan Bender..........................................  3,066,379       53.1%
    c/o Ocal, Inc.
    14538 Keswick Street
    Van Nuys, CA 91405
   The Dreyfus Corporation..............................    530,000(3)     9.2%
    c/o Mellon Bank Corporation
    One Mellon Bank Center
    Pittsburgh, PA 15258
   Ronald Costa.........................................        --           *
   Carlos R. Espinosa...................................     12,011          *
   Carlos V. Espinosa...................................    132,109        2.3%
   William T. Gross.....................................      1,000          *
   Raymond S. Mackewicz.................................      2,500          *
   Michael R. Peevey....................................      8,333(4)       *
   All Directors and Executive Officers as a group (8
    persons) ...........................................  3,223,332(4)    55.7%

--------
*   Represents beneficial ownership of less than 1% of the Common Stock.

(1) Address provided for beneficial owners of more than 5% of the Common
    Stock.

(2) Applicable percentages of beneficial ownership are based on 5,780,000 shares of Common Stock outstanding as of March 1, 1997. Additionally, where applicable, shares of Common Stock underlying options exercisable by any indicated person within 60 days of the Record Date have been deemed to be outstanding and beneficially owned by such person for purposes of determining the percentage of outstanding shares owned by such person or such group of persons but not any other stockholder.

(3) The holder has advised the Company that it has sole voting power and shared dispositive power to the shares reported.

(4) Includes 8,333 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

                       COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Under Section 16(a) of the Exchange Act, the officers and Directors of the Company and certain shareholders beneficially owning more than 10% of the Company's Common Stock ("Ten Percent Shareholders") are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of Company Common Stock. Based solely on a review of the reports received by it, the Company believes that, during Fiscal 1996, all of its officers and Directors and Ten Percent Shareholders complied with all applicable filing requirements under Section 16(a).

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
                          (ITEM NO. 2 ON PROXY CARD)

  In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor for the Company should be submitted to the Company's stockholders for ratification on an annual basis. The Board of Directors, upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP to serve as the Company's independent auditor for the year ending December 31, 1997, subject to ratification by the Company's stockholders. Ernst & Young LLP conducted the audit of the Company's financial statements for the year ended December 31, 1996. If the appointment is not ratified, the Board of Directors will appoint another firm as the Company's independent auditor for the year ending
December 31, 1997. The Board of Directors also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event the Board of Directors determines that the interests of the Company require such a change.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

                                     OTHER

  The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than December 2, 1997. Stockholder nominations of Directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement.

                                 ANNUAL REPORT

  The Company is delivering with this Proxy Statement a copy of its Annual Report to Stockholders for 1996. However, it is not intended that the Annual Report to Stockholders be a part of this Proxy Statement or a solicitation of proxies.

                                       By Order of the Board of Directors

                                       /s/ Ilan Bender
                                       Ilan Bender
                                       Chairman of the Board,
                                       President and Chief Executive Officer

Van Nuys, California
March 31, 1997

  PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

  THE ANNUAL MEETING IS ON APRIL 25, 1997. PLEASE RETURN YOUR PROXY IN TIME.

PROXY                              OCAL, INC.                              PROXY

                 ANNUAL MEETING OF STOCKHOLDERS--APRIL 25, 1997

  The undersigned hereby appoints Ilan Bender and Lida R. Frankel and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of stock of Ocal, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ocal, Inc. to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California on Friday, April 25, 1997, at the hour of 10:00 a.m., local time.

  1. FOR [_] WITHHOLD [_] election of the following nominees named in the Proxy Statement as directors of the Company;

     Ilan Bender, Ronald Costa, Carlos R. Espinosa, Carlos V. Espinosa, William T. Gross, Michael R. Peevey

  2. FOR [_]    AGAINST [_]    ABSTAIN [_] ratification of the appointment of
     Ernst & Young as Ocal Inc.'s independent auditor for the year ending December 31, 1997.

  3. Upon all such other matters that may properly be brought before such Annual Meeting, as to which the undersigned hereby confers discretionary authority upon said proxies.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND FOR THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF OCAL, INC. THE UNDERSIGNED MAY WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY INDIVIDUAL NOMINEE BY LINING THROUGH THE NOMINEE'S NAME ABOVE.

  All other proxies heretofore given by the undersigned to vote shares of stock of Ocal, Inc. which the undersigned would be entitled to vote if personally present at said Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.


  NOTE: PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR ON YOUR SHARES. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL SUCH PERSONS SHOULD SIGN. IF SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, STATING HIS OR HER TITLE. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                                               ________________________________
                                                            (DATE)

                                               ________________________________
                                                         (SIGNATURE)

                                               ________________________________
                                                         (SIGNATURE)

TRANSFER AGENT = AMERICAN Stock Transfer  CC--UR  Head to Foot